Exhibit 99.2

AspenBio Announces Management Team Changes

CASTLE ROCK, CO., February 11, 2009 — AspenBio Pharma, Inc. (Nasdaq: APPY), an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, announced that Daryl Faulkner, executive chairman, has been appointed to the additional position of interim chief executive officer. This change, effective February 10, 2009, follows the resignation of Richard Donnelly from his roles as an officer and director of AspenBio. Mr. Donnelly has indicated that he plans to pursue other business opportunities, but has agreed to provide transition and consulting services for a period of time. Some of Mr. Donnelly’s responsibilities will also be assumed by Robert Caspari M.D., the company’s new chief operating officer and chief medical officer.

“We are very grateful for Rich’s invaluable contribution over the last few years as the company advanced a number of important products to late stage development,” stated Faulkner. “We wish him the very best in his endeavors.” AspenBio Pharma also announced that Mark Colgin, PhD has been promoted to a new position of chief scientific officer. He has led the company’s new product development and scientific project management since joining AspenBio in 2000.

Greg Pusey, vice chairman of AspenBio, commented:  “We continue to achieve important milestones for AspenBio, including the recent addition of board members with significant industry expertise followed by the appointments of highly accomplished members to our executive management team. With today’s addition of Dr. Caspari, Daryl Faulkner has now assembled an executive team which has more than 100 years’ combined industry related experience.”

About AspenBio Pharma
AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture and marketing of novel proprietary products which we believe have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of patented and patent pending diagnostic and therapeutic products. AspenBio Pharma continues to advance the development and testing of its two first-generation blood-based human diagnostic tests designed to rapidly help diagnose or rule out appendicitis in patients complaining of abdominal pain. For more information go to: www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes “forward-looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trials and pivotal studies required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products under this agreement and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860